Exhibit 21

                 SUBSIDIARIES OF CASS INFORMATION SYSTEMS, INC.

Name & Address                                            State of Incorporation
--------------                                            ----------------------

Cass Commercial Bank                                      Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Cass Information Systems, Inc.                            Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Government e-Management Solutions, Inc.                   Missouri
121 Hunter Avenue
Suite 100
St. Louis, MO 63124